EXHIBIT 10.2

UNCLASSIFIED

AWARD/CONTRACT	1. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 350)	RATING	PAGE OF PAGES
1 23

2. CONTRACT (Proc. Inst. Ident.) No. NRO000-03-C-0139	3. EFFECTIVE DATE 04/01/2003	4. REQUISITION/PURCHASE REQUEST/PROJECT NO.

5. ISSUED BY	CODE	6. ADMINISTERED BY	CODE

NRO		<SEE BLOCK 5>

7. NAME AND ADDRESS OF CONTRACTOR (No., street, city, county, State and Zip Code)		8. DELIVERY ☐ FOB ORIGIN ☒ OTHER (See below)
IRVINE SENSORS CORPORATION
3001 REDHILL AVE		9. DISCOUNT FOR PROMPT PAYMENT
BLDG 3-108 COSTA MESA CA 92626		See Section G

		10. SUBMIT INVOICES	ITEM
(4 copies unless otherwise specified)
		TO THE ADDRESS	See Section G
CODE	FACILITY CODE	SHOWN IN:

11. SHIP TO, MARK FOR <SEE SECTION F>	CODE	12. PAYMENT WILL BE MADE BY	CODE
See Section G

13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION: ☐ 10 USC 2304(c) ( ) ☐ 41 USC 253(c) ( )	14. ACCOUNTING AND APPROPRIATION DATA See Section G

15A. ITEM NO.	15B. SUPPLIES/SERVICES	15C. QUANTITY	15D.UNIT	15E. UNIT PRICE	15F. AMOUNT

	See Section B

		15G. TOTAL AMOUNT OF CONTRACT			$1,055,430

16. TABLE OF CONTENTS

☒	SEC.	DESCRIPTION	PAGE(S)	☒	SEC.	DESCRIPTION	PAGE(S)

PART I - THE SCHEDULE				PART II - CONTRACT CLAUSES

☒	A	SOLICITATION/CONTRACT FORM	1	☒	I	CONTRACT CLAUSES	12-22

☒	B	SUPPLIES OR SERVICES AND PRICES/ COSTS	2-3	PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH.

☒	C	DESCRIPTION/SPECS./WORK STATEMENT	4	☒	J	LIST OF ATTACHMENTS	23

☒	D	PACKAGING AND MARKING	5	PART IV - REPRESENTATIONS AND INSTRUCTIONS

☒	E	INSPECTION AND ACCEPTANCE	6	☐	K	REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS

☒	F	DELIVERIES OR PERFORMANCE	7

☒	G	CONTRACT ADMINISTRATION DATA	8-10	☐	L	INSTRS., CONDS., AND NOTICES TO OFFERORS

☒	H	SPECIAL CONTRACT REQUIREMENTS	11	☐	M	EVALUATION FACTORS FOR AWARD

CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE

17. ☐ CONTRACTOR’S NEGOTIATED AGREEMENT.          (Contractor is required to sign this document and return _________ copies to issuing office.) Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein.
(Attachments are listed herein.)

18. ☐ AWARD (Contractor is not required to sign this document.)     Your offer on Solicitation Number ________________________________________________,  including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government’s solicitation and your offer, and (b) this award/contract. No further contractual document is necessary.

19A. NAME AND TITLE OF SIGNER (Type or print)			20A. NAME OF CONTRACTING OFFICER
John C. Carson			Nancy Lindsay
President

19B. NAME OF CONTRACTOR		19C. DATE SIGNED	20B. UNITED STATES OF AMERICA		20C. DATE SIGNED

BY	/s/ [ILLEGIBLE]	4-4-03	BY	/s/ [ILLEGIBLE]	4-4-03

	(Signature of person authorized to sign)			(Signature of person authorized to sign)

NSN 7540-01-152-8069	26-107	STANDARD FORM 26 (REV. 4.85)
PREVIOUS EDITION UNUSABLE		Prescribed by GSA FAR (48 CFR) 53.214(a)

UNCLASSIFIED

UNCLASSIFIED

PART I – THE SCHEDULE

SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS

B-1     TYPE OF CONTRACT AND TOTAL CONTRACT VALUE

The Contractor shall, in accordance with the terms and conditions set forth herein, furnish the necessary qualified personnel, services, travel, facilities and materials (except those specifically designated to be provided by the Government) and do all things necessary and incidental to complete the contractual effort in accordance with the Statement of Work incorporated by Section C - Description/Specifications/Statement of Work hereto.

The total current contract value is $1,055,430.

CLIN 0001, as identified in this contract and in the total estimated amounts set forth below are CR/CPFF, as described under the Federal Acquisition Regulations (FAR) 16,306.

Description: Design, fabricate, and test tile for large area mosaic Focal Plane Array

Estimated Cost	$963,230
FCCOM	$10,102
Total Estimated Cost	$973,332
Fixed Fee	$82,098
Total CPFF	$1,055,430

The total value for the Contract Line Item 0001, and any modifications thereto are shown below.

	Estimated Cost	FCCOM	Total Estimated Cost	Fixed Fee	Total CPFF

P00000	$963,230	$10,102	$973,332	$82,098	$1,055,430

CLIN 0002 (Option), as identified in this contract and in the total estimated amounts set forth below are CR/CPFF, as described under the Federal Acquisition Regulations (FAR) 16.306.

Description: Design, Fabricate, Assemble, Test and Evaluate a large-area, four-side buttable, fully integrated mosaic FPA.

Estimated Cost	$1,667,165
FCCOM	$13,543
Total Estimated Cost	$1,680,708
Fixed Fee	$120,750
Total CPFF	$1,801,458

The total value for the Contract Line Item 0002 (Option), and any modifications thereto are shown below.

	Estimated Cost	FCCOM	Total Estimated Cost	Fixed Fee	Total CPFF

P00000	$1,667,165	$13,543	$1,680,708	$120,750	$1,801,458

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CLIN 0003 (Option), as identified in this contract and in the total estimated amounts set forth below are CR/CPFF, as described under the Federal Acquisition Regulations (FAR) 16.306.

Description: Radiation Tolerance Assessment of four-side buttable tiles as well as the assembled mosaic FPA

Estimated Cost	$271,407
FCCOM	$3,385
Total Estimated Cost	$274,792
Fixed Fee	$26,047
Total CPFF	$300,839

The total value for the Contract Line Item 0003 (Option), and any modifications thereto are shown below.

	Estimated Cost	FCCOM	Total Estimated Cost	Fixed Fee	Total CPFF

P00000	$271,407	$3,385	$274,792	$26,047	$300,839

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SECTION C - DESCRIPTION/SPECS./WORK STATEMENT

C-1     Statement of Work

The Government’s Statement of Work entitled Large Area Mosaic Focal Plan Array dated 28 Feb 2003 is incorporated and made part of this contract as Attachment 1 to Part III of Section J hereto.

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SECTION D - PACKAGING AND MARKING

D-1     Packaging and Marking

Packaging and marking of deliverable items called for hereunder shall be in accordance with:

          (1) the Contractors best commercial practice and

          (2) any delineated requirements in the Statement of Work required to insure safe arrival at the destination.

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SECTION E - INSPECTION AND ACCEPTANCE

E-1     N52.252-002 Clauses Incorporated by Reference (MAR 2001)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. The full text of each clause may also be accessed electronically at this address: http://arc.westfields.net/nam.

Number	Title

52.246-8	Inspection of Research and Development — Cost-Reimbursement (MAY 2001)
52.246-9	Inspection of Research and Development (Short Form) (APR 1984)
N52.246-002	Inspection And Acceptance Test Procedures (MAR 1996)
N52.246-006	Requirement For Data Acceptance (MAR 1996)

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SECTION F - DELIVERIES OR PERFORMANCE

F-1     N52.252-002 Clauses Incorporated by Reference (MAR 2001)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. The full text of each clause may also be accessed electronically at this address: http://arc.westfields.net/nam.

Number	Title

52.242-15 Alternate 1	Stop-Work Order (AUG 1989) (Alternate I) (APR 1984)

F-2     N52.211-006 Contractor Performance And Delivery (JUN 2002)

(a) Period of Performance: The period of performance of this contract shall be:

CLIN	Start Date	Completion Date

0001	04/01/2003	03/31/2004
0002	04/01/2004	01/31/2005
0003	07/01/2004	03/31/2005

The principal place of performance under this contract shall be the facility located at:

(b) Delivery: In the event an item under this contract is delivered directly to the COTR, the contractor shall obtain a signed receipt from the COTR, and retain this document for audit purposes.

(c) When the contractor encounters difficulty in meeting performance requirements, or anticipates difficulty in complying with the contract delivery schedule or date, they shall immediately notify the Contracting Officer in writing giving pertinent details; provided, however, that this data shall be informational only in character and that this provision shall not be construed as a waiver by the Government of any delivery schedule for any rights or remedies provided by law or under this contract.

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SECTION G - CONTRACT ADMINISTRATION DATA

G-1     GOVERNMENT POINTS OF CONTACT

Title	Name	Phone Number

COTR	Dr. Frank Spagnolo	(703) 808-2605
CO	Nancy Lindsay	(703) 808-6641

G-2     PURCHASE REQUEST NUMBER AND ACCOUNTING AND APPROPRIATION DATA

Contract Doc	CLIN	RCA#	RCA ACTNG #	BLI	FY	BOC	Dollars Obligated

P00000	0001	AST-02-0526-0000	1	LDT93	03	2550	$400,000
P00000	0001	AST-03-0412-0000	1	LDT93	03	2550	$475,000
						Subtotal:	$875,000
						Total:	$875,000

G-3     N52.252-002 Clauses Incorporated by Reference (MAR 2001)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. The full text of each clause may also be accessed electronically at this address: http://arc.westfields.net/nam.

Number	Title

N52.204-004	Contract Clause Numbering (MAR 1996)

G-4     N52.232-007 Instructions for Requesting Contract Payment (JUN 2002)

(a)  All requests for invoice and contract financing payments (other than progress payments) shall be prepared on a Standard Form 1034, Public Voucher for Purchases and Services Other Than Personal, Contractors may request payment for commercial contracts using either the SF 1034 or a commercial invoice that contains all the information required by FAR 52.212-4(g). Submit vouchers and invoices to the following billing office:

Name and address of Contracting Officer or designee:
National Reconnaissance Office, 14675 Lee Road, Chantilly VA 20151-1715
Nancy Lindsay 14B16B

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Invoices may be faxed to: Unclassified: (703) 808-1623
The required mode of delivery is:  fax

(b)  For cost reimbursable contracts, those contractors authorized by DCAA to use Direct Billing procedures must submit only the first, final, and any earned award fee payment vouchers to the billing office listed above. Unless otherwise directed by the contracting officer, submit all other vouchers, including those for or including provisional award fee, directly to the paying office specified below. Attach a copy of the DCAA Direct Billing authorization letter to the first voucher submitted to the paying office for each contract, and enter “Direct Billing Authorized” in the signature block of all vouchers submitted via Direct Billing.

For FFP-LOE contracts and task orders, those contractors authorized by DCAA to use Direct Billing procedures must submit the first, final, and any earned award fee vouchers to the billing office listed above. Unless otherwise directed by the contracting officer, submit all other vouchers, including those for or including provisional award fee, directly to the paying office specified below. Attach a copy of the DCAA authorization letter to the first voucher submitted under Direct Billing procedures for each contract, and enter “Direct Billing Authorized” in the signature block of each voucher submitted under these procedures. Submit a separate Monthly Status Report to the contracting officer for use by the Government in documenting receipt and acceptance of the goods and services billed. This report should correspond to the period of performance indicated in the monthly voucher, and contain, as a minimum, the contract number; description and quantity of the supplies delivered and/or services performed; and the date the supplies were delivered and/or services performed. If receipt and acceptance of any goods or services billed cannot be verified, the contracting officer will suspend further payments until the issue is resolved.

Mode of Delivery and Address: FAX: Unclassified (703) 808-2438

The Contracting Officer Does Not require copies of vouchers submitted under Direct Billing procedures

(c)  Requests for progress payments shall be prepared on a Standard Form 1443, Contractor’s Request for Progress Payment, and submitted to the following billing office:

Name and address of Contracting Officer or designee:
Not applicable to this effort.
Not applicable

Invoices may be faxed to: Not applicable to this effort.
The required mode of delivery is:   Not applicable to this effort

(d)  The payment periods designated in the FAR Prompt Payment clause(s) contained in this contractual document will begin on the date a proper voucher or request for payment (SF 1034 or SF 1443) is received in the billing office listed above. Vouchers must be prepared in accordance with NAM Appendix N65, Contract Payments, with all charges segregated by CLIN. The following additional voucher preparation instructions and requirements for supporting documentation also apply:

None

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(e) The government billing office or payment office will notify the contractor of any apparent error, defect, or impropriety in a voucher or request for payment within seven days of receipt by the billing office. Inquiries regarding vouchers or requests for payment submitted to the billing office should be directed to the government contracting officer. Inquiries regarding vouchers or requests for payment submitted directly to ROM/FIN/AP at (703) 808-4100 (unclassified) or 850-4100 (secure).

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SECTION H - SPECIAL CONTRACT REQUIREMENTS

H-1     Reserved

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PART II - CONTRACT CLAUSES

SECTION I - CONTRACT CLAUSES

I-1     N52.252-002 Clauses Incorporated by Reference (MAR 2001)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. The full text of each clause may also be accessed electronically at this address: http://arc.westfields.net/nam.

Number	Title

52.202-1	Definitions (DEC 2001)
52.203-3	Gratuities (APR 1984)
52.203-5	Covenant Against Contingent Fees (APR 1984)
52.203-6	Restrictions on Subcontractor Sales to the Government (JUL 1995)
52.203-7	Anti-Kickback Procedures (JUL 1995)
52.203-8	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity (JAN 1997)
52.203-10	Price or Fee Adjustment for Illegal or Improper Activity (JAN 1997)
52.203-12	Limitation on Payments to Influence Certain Federal Transactions (JUN 1997)
52.204-4	Printed or Copied Double-Sided on Recycled Paper (AUG 2000)
52.209-6	Protecting the Government’s Interest when Subcontracting with Contractors Debarred, Suspended, or Proposed for Debarment (JUL 1995)
52.215-2	Audit and Records — Negotiation (JUN 1999)
52.215-8	Order of Precedence — Uniform Contract Format (OCT 1997)
52.215-12	Subcontractor Cost or Pricing Data (OCT 1997)
52.216-7	Allowable Cost and Payment (DEC 2002)
52.216-8	Fixed Fee (MAR 1997)
52.222-2	Payment for Overtime Premiums (JUL 1990)
52.222-21	Prohibition of Segregated Facilities (FEB 1999)
52.222-35	Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (DEC 2001)
52.222-37	Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (DEC 2001)
52.223-6	Drug-Free Workplace (MAY 2001)
52.225-13	Restrictions on Certain Foreign Purchases (JUL 2000)
52.227-1	Authorization and Consent (JUL 1995)
52.227-2	Notice and Assistance Regarding Patent and Copyright Infringement (AUG 1996)
52.227-14	Rights in Data — General (JUN 1987)
52.230-2	Cost Accounting Standards (APR 1998)
52.230-6	Administration of Cost Accounting Standards (NOV 1999)
52.232-22	Limitation of Funds (APR 1984)
52.232-23	Assignment of Claims (JAN 1986)
52.233-3	Protest after Award (AUG 1996)
52.242-1	Notice of Intent to Disallow Costs (APR 1984)
52.242-13	Bankruptcy (JUL 1995)

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Number	Title

52.245-1	Property Records (APR 1984)
52.249-14	Excusable Delays (APR 1984)
52.253-1	Computer Generated Forms (JAN 1991)
N52.203-003	Prohibition on Persons Convicted of Fraud or Other Defense-Contract-Related Felonies (DEC 1999)(DFARS 252.203-7001)
N52.209-001	Acquisition From Subcontractors Subject To On-Site Inspection Under The Intermediate-Range Nuclear Forces (INF) Treaty (MAR 1996)
N52.219-001	Utilization Of Small Business Concerns (MAR 2001)
N52.223-006	Contractor Compliance with Environmental Safety and Health, and System Safety Requirements (OCT 1997)
N52.227-001	Non-Estoppel (MAR 1996) (DFARS 252.227-7000)
N52.233-002	Disputes (MAY 1996)
N52.233-004	Request for Dispute Resolution (SEP 2000)
N52.242-002	Contractor Performance Assessment Review (MAR 2002)
N52.244-001	Subcontracts (Educational Institutions) (SEP 1996)
N52.245-005	Prohibition on Contractor Acquisition of Personal Property for Use by Government Employees (JUN 2001)

I-2     52.227 - 11 Patent Rights — Retention by the Contractor (Short Form) (JUN 1997)

(a) Definitions.

          (1) “Invention” means any invention or discovery which is or may be patentable or otherwise protectable under title 35 of the United States Code, or any novel variety of plant which is or may be protected under the Plant Variety Protection Act (7 U.S.C. 2321, et seq.)

          (2) “Made” when used in relation to any invention means the conception or first actual reduction to practice of such invention.

          (3) “Nonprofit organization” means a university or other institution of higher education or an organization of the type described in section 501(c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c)) and exempt from taxation under section 501(a) of the Internal Revenue Code (26 U.S.C. 501(a)) or any nonprofit scientific or educational organization qualified under a state nonprofit organization statute.

          (4) “Practical application” means to manufacture, in the case of a composition of product; to practice, in the case of a process or method, or to operate, in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is being utilized and that is benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms.

          (5) “Small business firm” means a small business concern as defined at section 2 of Pub. L. 85-536 (15 U.S.C. 632) and implementing regulations of the Administrator of the Small Business Administration. For the

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purpose of this clause, the size standards for small business concerns involved in Government procurement and subcontracting at 13 CFR 121.3-8 and 13 CFR 121.3-12, respectively, will be used.

          (6) “Subject invention” means any invention of the contractor conceived or first actually reduced to practice in the performance of work under this contract, provided that in the case of a variety of plant, the date of determination (as defined in section 41(d) of the Plant Variety Protection Act, 7 U.S.C. 2401(d)) must also occur during the period of contract performance.

(b) Allocation of principal rights. The Contractor may retain the entire right, title, and interest throughout the world to each subject invention subject to the provisions of this clause and 35 U.S.C. 203. With respect to any subject invention in which the Contractor retains title, the Federal Government shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the subject invention throughout the world.

(c) Invention disclosure, election of title, and filing of patent application by Contractor.

          (1) The Contractor will disclose each subject invention to the Federal agency within 2 months after the inventor discloses it in writing to Contractor personnel responsible for patent matters. The disclosure to the agency shall be in the form of a written report and shall identify the contract under which the invention was made and the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding to the extent known at the time of the disclosure, of the nature, purpose, operation, and the physical, chemical, biological or electrical characteristics of the invention. The disclosure shall also identify any publication, on sale or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to the agency, the Contractor will promptly notify the agency of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the Contractor.

          (2) The Contractor will elect in writing whether or not to retain title to any such invention by notifying the Federal agency within 2 years of disclosure to the Federal agency. However, in any case where publication, on sale or public use has initiated the 1-year statutory period wherein valid patent protection can still be obtained in the United States, the period for election of title may be shortened by the agency to a date that is no more than 60 days prior to the end of the statutory period.

          (3) The Contractor will file its initial patent application on a subject invention to which it elects to retain title within 1 year after election of title or, if earlier, prior to the end of any statutory period wherein valid patent protection can be obtained in the United States after a publication, on sale, or public use. The Contractor will file patent applications in additional countries or international patent offices within either 10 months of the corresponding initial patent application or 6 months from the date permission is granted by the Commissioner of Patents and Trademarks to file foreign patent applications where such filing has been prohibited by a Secrecy Order.

          (4) Requests for extension of the time for disclosure election, and filing under subparagraphs (c)(l), (2), and (3) of this clause may, at the discretion of the agency, be granted.

(d) Conditions when the Government may obtain title. The Contractor will convey to the Federal agency, upon written request, title to any subject invention—

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          (1) If the Contractor fails to disclose or elect title to the subject invention within the times specified in paragraph (c) of this clause, or elects not to retain title; provided, that the agency may only request title within 60 days after learning of the failure of the Contractor to disclose or elect within the specified times.

          (2) In those countries in which the Contractor fails to file patent applications within the times specified in paragraph (c) of this clause; provided, however, that if the Contractor has filed a patent application in a country after the times specified in paragraph (c) of this clause, but prior to its receipt of the written request of the Federal agency, the Contractor shall continue to retain title in that country.

          (3) In any country in which the Contractor decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceeding on, a patent on a subject invention.

(e) Minimum rights to Contractor and protection of the Contractor right to file.

          (1) The Contractor will retain a nonexclusive royalty-free license throughout the world in each subject invention to which the Government obtains title, except if the Contractor fails to disclose the invention within the times specified in paragraph (c) of this clause. The Contractor’s license extends to its domestic subsidiary and affiliates, if any, within the corporate structure of which the Contractor is a party and includes the right to grant sublicenses of the same scope to the extent the Contractor was legally obligated to do so at the time the contract was awarded. The license is transferable only with the approval of the Federal agency, except when transferred to the successor of that part of the Contractor’s business to which the invention pertains.

          (2) The Contractor’s domestic license may be revoked or modified by the funding Federal agency to the extent necessary to achieve expeditious practical application of subject invention pursuant to an application for an exclusive license submitted in accordance with applicable provisions at 37 CFR Part 404 and agency licensing regulations (if any). This license will not be revoked in that field of use or the geographical areas in which the Contractor has achieved practical application and continues to make the benefits of the invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at the discretion of the funding Federal agency to the extent the Contractor, its licensees, or the domestic subsidiaries or affiliates have failed to achieve practical application in that foreign country.

          (3) Before revocation or modification of the license, the funding Federal agency will furnish the Contractor a written notice of its intention to revoke or modify the license, and the Contractor will be allowed 30 days (or such other time as may be authorized by the funding Federal agency for good cause shown by the Contractor) after the notice to show cause why the license should not be revoked or modified. The Contractor has the right to appeal, in accordance with applicable regulations in 37 CFR Part 404 and agency regulations, if any, concerning the licensing of Government-owned inventions, any decision concerning the revocation or modification of the license.

(f) Contractor action to protect the Government’s interest.

          (1) The Contractor agrees to execute or to have executed and promptly deliver to the Federal agency all instruments necessary to (i) establish or confirm the rights the Government has throughout the world in those subject inventions to which the Contractor elects to retain title, and (ii) convey title to the Federal agency when requested under paragraph (d) of this clause and to enable the Government to obtain patent protection throughout the world in that subject invention.

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          (2) The Contractor agrees to require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by the Contractor each subject invention made under contract in order that the Contractor can comply with the disclosure provisions of paragraph (c) of this clause, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government’s rights in the subject inventions. This disclosure format should require, as a minimum, the information required by subparagraph (c)(1) of this clause. The Contractor shall instruct such employees, through employee agreements or other suitable educational programs, on the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to U.S. or foreign statutory bars.

          (3) The Contractor will notify the Federal agency of any decisions not to continue the prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceeding on a patent, in any country, not less than 30 days before the expiration of the response period required by the relevant patent office.

          (4) The Contractor agrees to include, within the specification of any United States patent application and any patent issuing thereon covering a subject invention, the following statement, “This invention was made with Government support under (identify the contract) awarded by (identify the Federal agency). The Government has certain rights in the invention.”

(g) Subcontracts.

          (1) The Contractor will include this clause, suitably modified to identify the parties, in al subcontracts, regardless of tier, for experimental, developmental, or research work to be performed by a small business firm or domestic nonprofit organization. The subcontractor will retain all rights provided for the Contractor in this clause, and the Contractor will not, as part of the consideration for awarding the subcontract, obtain rights in the subcontractor’s subject inventions.

          (2) The Contractor will include in all other subcontracts, regardless of tier, for experimental, developmental, or research work the patent rights clause required by Subpart 27.3.

          (3) In the case of subcontracts, at any tier, the agency, subcontractor, and the Contractor agree that the mutual obligations of the parties created by this clause constitute a contract between the subcontractor and the Federal agency with respect to the matters covered by the clause; provided, however, that nothing in this paragraph is intended to confer any jurisdiction under the Contract Disputes Act in connection with proceedings under paragraph (j) of this clause.

(h) Reporting on utilization of subject inventions. The Contractor agrees to submit, on request, periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining such utilization that are being made by the Contractor or its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by the Contractor, and such other data and information as the agency may reasonably specify. The Contractor also agrees to provide additional reports as may be requested by the agency in connection with any march-in proceeding undertaken by the agency in accordance with paragraph (j) of this clause. As required by 35 U.S.C. 202(c)(5), the agency agrees it will not disclose such information to persons outside the Government without permission of the Contractor.

(i) Preference for United States industry. Notwithstanding any other provision of this clause, the Contractor agrees that neither it nor any assignee will grant to any person the exclusive right to use or sell any subject

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invention in the United States unless such person agrees that any product embodying the subject invention or produced through the use of the subject invention will be manufactured substantially in the United States. However, in individual cases, the requirement for such an agreement may be waived by the Federal agency upon a showing by the Contractor or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible.

(j) March-in rights. The Contractor agrees that, with respect to any subject invention in which it has acquired title, the Federal agency has the right in accordance with the procedures in 37 CFR 401.6 and any supplemental regulations of the agency to require the Contractor, an assignee or exclusive licensee of a subject invention to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, and if the Contractor, assignee, or exclusive licensee refuses such a request the Federal agency has the right to grant such a license itself if the Federal agency determines that—

          (1) Such action is necessary because the Contractor or assignee has not taken, or is not expected to take within a reasonable time, effective steps to achieve practical application of the subject invention in such field of use;

          (2) Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the Contractor, assignee, or their licensees;

          (3) Such action is necessary to meet requirements for public use specified by Federal regulations and such requirements are not reasonably satisfied by the Contractor, assignee, or licensees; or

          (4) Such action is necessary because the agreement required by paragraph (i) of this clause has not been obtained or waived or because a licensee of the exclusive right to use or sell any subject invention in the United States is in breach of such agreement.

(k) Special provisions for contracts with nonprofit organizations. If the Contractor is a nonprofit organization, it agrees that—

          (1) Rights to a subject invention in the United States may not be assigned without the approval of the Federal agency, except where such assignment is made to an organization which has as one of its primary functions the management of inventions; provided, that such assignee will be subject to the same provisions as the Contractor;

          (2) The Contractor will share royalties collected on a subject invention with the inventor, including Federal employee co-inventors (when the agency deems it appropriate) when the subject invention is assigned in accordance with 35 U.S.C. 202(e) and 37 CFR 401.10;

          (3) The balance of any royalties or income earned by the Contractor with respect to subject inventions, after payment of expenses (including payments to inventors) incidental to the administration of subject inventions will be utilized for the support of scientific research or education; and

          (4) It will make efforts that are reasonable under the circumstances to attract licensees of subject inventions that are small business firms, and that it will give a preference to a small business firm when licensing a subject invention if the Contractor determines that the small business firm has a plan or proposal for marketing the invention which, if executed, is equally as likely to bring the invention to practical application as

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any plans or proposals from applicants that are not small business firms; provided, that the Contractor is also satisfied that the small business firm has the capability and resources to carry out its plan or proposal. The decision whether to give a preference in any specific case will be at the discretion of the contractor. However, the Contractor agrees that the Secretary of Commerce may review the Contractor’s licensing program and decisions regarding small business applicants, and the Contractor will negotiate changes to its licensing policies, procedures, or practices with the Secretary of Commerce when the Secretary’s review discloses that the Contractor could take reasonable steps to more effectively implement the requirements of this subparagraph (k)(4).

(l) Communications.

I-3     N52.203-004 Personal Conduct (APR 1997)

(a)  The Contractor, its employees, and its subcontractors shall comply with the conduct requirements in effect at the Government’s work site. The Government reserves the right to exclude or remove from the work site any employee of the contractor or of a subcontractor whom the Government deems careless, uncooperative, or whose continued employment on the work site is deemed by the Government to be contrary to the public interest.

(b)  The Contractor shall inform its employees that the NRO has a zero tolerance policy for harassing behavior. Any Contractor or subcontractor employee determined by the Government to have engaged in harassing behavior shall be immediately escorted from the premises and denied further access to the worksite. The Contractor shall emphasize this requirement to its employees.

(c)  Exclusion from the worksite under the circumstance described in this clause shall not relieve the Contractor from full performance of the contract, nor will it provide the basis for an excusable delay or any claims against the Government.

I-4     N52.204-003 Special Notification And Approval Requirements (MAR 2002)

(a)  It is a material condition of this contract that the contractor notify and seek approvals as required in the following situations:

          (1)  Litigation or Requests for Information Relating to This Contract.

                    (i)  The contractor hereby agrees to immediately give notice to the Contracting Officer of any anticipated or current litigation or request for information from a third party (including individuals, organizations, and federal, state, or local governmental entities) involving or in any way relating to this contract, pertinent subcontracts, or the Government’s relationship with the contractor or subcontractor(s). Said notice shall include all relevant information with respect thereto.

                    (ii)  The Contracting Officer shall have access to and the right to examine any pertinent books, documents, papers, and records of the prime contractor or subcontractor(s) involving customer transactions related to any contract litigation.

          (2)  Utilization of Government Relationship for Publicity, Advertising or Public Relations Purposes.

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                    (i)  The contractor agrees not to use or allow to be used any aspect of this contract for publicity, advertisement, or any other public relations purposes. It is further understood that this obligation shall not expire upon completion or termination of this contract, but will continue until rescinded by the U.S. Government.

                    (ii)  The contractor may request a waiver or release from the foregoing but shall not deviate therefrom unless authorized to do so in writing by the Contracting Officer.

                    (iii)  Unless otherwise stated in this contract, the contractor is not prohibited from identifying the existence of a Government contract pursuant to federal statute or regulation, e.g., Securities Exchange Commission filings, if consistent with security requirements. A copy of all such filings or disclosures shall be promptly forwarded to the Contracting Officer.

          (3)  Past Performance Information. The contractor may provide past performance information regarding this contract to any NRO contracting officer supporting an NRO source selection without the approval of the Contracting Officer.

(b)  The contractor agrees to insert this clause in any subcontract under this contract. In the event of litigation, the Subcontractor shall immediately notify its next tier Subcontractor or the Prime contractor, as the case may be, of all relevant information with respect to such litigation.

I-5     N52.209-013 Enabling Clause for Prime and Support Contractor Relationships (JUN 2001)

(a)  The Government has or may enter into contracts with one or more of the following companies to provide Contracted Advisory and Assistance Services (CAAS) and/or Systems Engineering and Technical Assistance (SETA):

TASC, Inc. (a subsidiary of Northrop Grumman)

(b)  In the performance of this contract, the contractor agrees to cooperate with the companies listed above (hereafter referred to as CAAS/SETAs). Cooperation includes allowing observation of technical activities by appropriate CAAS/SETA technical personnel; discussing technical matters related to this program; responding to invitations from authorized CAAS/SETA personnel to attend meetings; and providing access to technical information and research and development planning data. The contractor shall provide CAAS/SETA personnel access to data such as, but not limited to, design and development analyses; test data and results; equipment and process specifications; test and test equipment specifications; procedures, parts, and quality control procedures; records and data; manufacturing and assembly procedures; and schedule and milestone data. CAAS/SETA personnel engaged in general systems engineering and integration effort are normally authorized access to any technical information pertaining to this contract. However, exceptions, such as the case where the contractor seeks to preclude CAAS/SETA personnel from having access to contractor trade secrets, will be handled on a case-by-case basis. If the contractor seeks to limit distribution of data to Government personnel only, the contractor must submit this request in writing to the contracting officer.

(c)  The contractor further agrees to include in each subcontract a clause requiring compliance by the subcontractor and succeeding levels of subcontractors with the response and access provisions of paragraph (b) above, subject to coordination with the contractor. This agreement does not relieve the contractor of responsibility to manage the subcontracts effectively and efficiently, nor is it intended to establish privity of contract between the Government or CAAS/SETAs and such subcontractors.

(d)  CAAS/SETA personnel are not authorized to direct the contractor in any manner. The contractor agrees to accept technical direction as follows;

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          (1) Technical direction under this contract will be given in accordance with the contract clause entitled Authority and Designation of the Contracting Officer’s Technical Representative.

          (2) Whenever it becomes necessary to modify the contract and redirect the effort, a change order signed by the contracting officer or supplemental agreement signed by both the contracting officer and the contractor will be issued.

(e)  CAAS/SETA contracts will contain an organizational conflict of interest clause that requires the CAAS/SETA contractor to protect contract data and prohibits the CAAS/SETA contractors from using such data for any purpose other than that for which the data was presented.

I-6     N52.211-004 Usage Of The Metric System Of Measurement (SI) (MAR 1996)

(a)  Basic requirement. This contract requires, unless authorized in paragraph (d) below, that all supplies, components, reports, documentation, or services which are designed, fabricated, assembled, delivered or performed under this contract shall utilize the “International System of Units” (SI).

(b)  The “International System of Units” is as established by the General Conference of Weights and Measures in 1960; it is also known as “System International (SI)” or “Metric System”; and it is interpreted for US usage by the Department of Commerce’s Interpretation of the International System of Units for the United States as printed in Federal Register Volume 55, Page 52242, Dec. 20, 1990, and supplemented for the Federal Government’s usage by the General Services Administration’s Federal Standard 376, Preferred Metric Units of General Use by the Federal Government.

(c)  Conflict of interest. In the event there is a conflict between the International System of Units; 55 FR 52242, Dec. 20, 1990; Federal Standard 376; or the contract schedule, the order of precedence in resolving the conflict shall be contract schedule first, followed by Federal Standard 376; 55 FR 52242, Dec. 20, 1990; and International System of Units in descending importance.

(d)  Exemption to requirement. The following supplies, components, reports, documentation, or services that are designed, fabricated, assembled, delivered or performed under this contract are exempt from the requirements of this clause:

None known at this time.

The contractor should submit a request for exemption to the Contracting Officer whenever compliance is either not possible, impracticable, or otherwise not in the Government’s best interest. The scope of the request shall be limited to only those items negatively impacted by the requirement.

I-7     N52.215-003 Key Personnel (JAN 1998)

(a)  The contractor shall identify the key technical, management and administrative personnel to be assigned to work under this contract:

Name	Title

Stewart Clark	Principal Investigator

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(b)  The personnel specified above are considered to be essential to the work performed hereunder. Prior to replacing any of the specified individuals, the contractor shall provide advance notification of at least thirty (30) calendar days to the Contracting Officer and shall submit resumes of the qualifications of the proposed replacements in sufficient detail to permit evaluation of the impact on the program. All proposed substitutes must have qualifications that are equal to or higher than the qualifications of the person to be replaced. Unless otherwise directed by the Contracting Officer within the 30 day notice period, the contractor may replace the individual with one of the proposed replacements following the notice period. No diversion from the above procedure shall be made by the contractor without the written consent of the Contracting Officer, provided that the Contracting Officer may ratify in writing such diversion and such ratification shall constitute the consent of the Contracting Officer required by this clause.

(c)  No personnel substitutions will be approved during the first 120 days of the contract performance period unless required due to an individual’s sudden illness, death, or termination of employment.

I-8     N52.215-006 Incorporation Of Section K, Representations, Certifications, And Other Statements Of Offerors (DEC 1998)

Section K, dated 20 March 2003, completed and submitted with the contractor’s proposal, in support of this effort, or on file with the contracting officer’s Directorate/Office, is incorporated herein by reference and made a part of this contract.

I-9     N52.223-005 Prohibition On Storage And Disposal Of Toxic And Hazardous Materials (OCT 1997)

(a)  Definitions. As used in this clause:

          (1) ˜Storage˜ means a non-transitory, semi-permanent or permanent holding, placement, or leaving of material. It does not include a temporary accumulation of a limited quantity of a material used in or a waste generated or resulting from authorized activities, such as servicing, maintenance, or repair of Government items, equipment, or facilities.

          (2) ˜Toxic or hazardous materials˜ means those materials identified in the “EPA Title III List of Lists”.

(b)  The contractor is prohibited from transporting, storing, disposing or using toxic or hazardous materials in performing this contract except for those materials listed in (c) below or when authorized in writing by the Contracting Officer.

(c)  Toxic and hazardous materials authorized for use in the performance of this contract are as listed below:

None at this time.

I-10     N52.245-001 Property Administration And Control (JUN 2001)

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(a)  For the purposes of this contract, property administration authority is delegated to the following NRO Property Analyst:

Annie Battle

(b)  The contractor shall maintain adequate property control procedures, records, and a system of identification for all Government property accountable to this contract in accordance with FAR Part 45 and NAM Part N45.

(c)  The contractor shall provide the name, address, and telephone number of the company official responsible for establishing and maintaining control of Government property under this contract to the NRO Property Analyst listed above within thirty (30) days after receipt of this contract.

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PART III - LIST OF DOCUMENTS/EXHIBITS AND OTHER ATTACHMENTS

SECTION J - LIST OF ATTACHMENTS

J-1     Incorporation Of Attachments And Exhibits

The Attachments and/or Exhibits listed below are incorporated herein and made part hereof:

Attachment Number	Description	No. Pages

1	Large Area Mosaic Focal Plan Array dated 28 Feb 2003	8

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